UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                                 March 31, 2006
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                   California Petroleum Transport Corporation
--------------------------------------------------------------------------------
                  (Exact name of registrant as specified in its charter)



Delaware                            033-79220                    04-3232976
--------------------------------------------------------------------------------
(State of other jurisdiction        Commission                 (IRS Employer
of incorporation)                   File Number)             Identification No.)



     Suite 3218, One International Place, Boston, Massachusetts, 02110-2624
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (617) 951-7690
--------------------------------------------------------------------------------
               Registrant's telephone number, including area code

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2006, Frontline Ltd ("Frontline") announced that, as the appointed manager to CalPetro Tankers (Bahamas III) Limited (the "Owner"), it had found an acceptable replacement charter for the vessel Virgo Voyager.

On April 21, 2005, pursuant to Clause 2 (a) (ii) of the bareboat charter dated April 5, 1995 between the Owner and Chevron Transport Corporation Ltd ("Chevron"), the Owner received irrevocable notice from Chevron regarding the termination of the bareboat charter of the vessel Virgo Voyager on April 1, 2006. Chevron will pay the Owner a termination fee of $5,050,000.

A wholly-owned subsidiary of Frontline will replace Chevron as the bareboat charterer effective April 1, 2006. The replacement charter will follow the Chevron charter save for logical changes with the first two year's hire totalling $5,050,000 being prepaid on April 1, 2006. The replacement charter contains seven annual options to extend the charter and the rates set will provide sufficient cash to make the mandatory sinking fund payments together will all related interest, recurring fees and taxes for the vessel and the cost of insurance not maintained by the charterer, management fees and technical advisor's fees and the fees of the designated representative, the indenture trustee and the collateral trustee as defined in the prospectus for the Registrant's 8.52% First Preferred Mortgage Notes due 2015.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorised.

                                      California Petroleum Transport Corporation
                                      ------------------------------------------
                                                   (Registrant)



April 4, 2006
-------------                         ------------------------------------------
Date                                  R Douglas Donaldson
                                      Treasurer and Principal Financial Officer


02089.0006 658800